EXHIBIT  21.1


                          SUBSIDIARY CORPORATIONS OF

                            CHESAPEAKE CORPORATION

                               December 31, 1994


                                                      State of
                   Name                             Incorporation


Cary St. Company                                      Delaware

Chesapeake Consumer Products Company                  Virginia

The Chesapeake Corporation of Virginia                Virginia

Chesapeake Display and Packaging Company              Iowa

Chesapeake Forest Products Company                    Virginia

Chesapeake Packaging Co.                              Virginia

Chesapeake Paper Products Company                     Virginia

Chesapeake Recycling Co.                              Virginia

Chesapeake Resources Company                          Virginia

Chesapeake Trading Corp.                              Virginia

Chesapeake Trading Company, Inc.                      U. S. Virgin Islands

Chesapeake Building Products Company                  Virginia

Color-Box, Inc.                                       Indiana

Delmarva Properties, Inc.                             Virginia

Lawless Container Corporation                         New York

Lawless Holding Corporation                           Delaware

Stonehouse Inc.                                       Virginia

Wisconsin Tissue Mills Inc.                           Delaware